Exhibit 3.327
CERTIFICATE OF LIMITED PARTNERSHIP
OF
TRIAD — DENTON HOSPITAL, L.P.
Pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), the undersigned authorized person, for the purpose of forming a limited partnership under the Act, hereby certifies the following:
FIRST: The name of the limited partnership is Triad – Denton Hospital, LP.
SECOND: The address of the registered office and the name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
THIRD: The name and the business address of the sole general partner are Triad — Denton Hospital GP, LLC, 13455 Noel Road, 20th Floor, Dallas, Texas 75240.
GENERAL PARTNER:
TRIAD – DENTON HOSPITAL GP, LLC,
a Delaware limited liability company
By: /s/ Jeffrey P. Kent
Jeffrey P. Kent, Authorized Person
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:30 PM 07/06/2000
001343563 — 3249752

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/04/2001
010169456 — 3249752
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
TRIAD-DENTON HOSPITAL, L.P.
It is hereby certified that:
FIRST: The name of the limited partnership (hereinafter called the “partnership”) is TRIAD-DENTON HOSPITAL, L. P.
SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.
/s/ Michael L. Silhol
MICHAEL L. SILHOL,
VICE PRESIDENT & SECRETARY OF
Triad-Denton Hospital GP, LLC, General Partner

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